INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-21141 and 333- 37663 of Carson, Inc. on Form S-8 of our report dated February 26, 1999, appearing in this Annual Report on Form 10-K of Carson, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP



Atlanta, Georgia
March 31, 1999